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                                                                 Exhibit 12
                                                                     to
                                                             Form 10-K for 1994

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

                              CINCINNATI BELL INC.
               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
                         CHARGES AND PREFERRED DIVIDENDS

                                                                                 (Thousands of Dollars)
                                                               ---------------------------------------------------------

                                                                 1994         1993        1992        1991        1990
                                                                 ----         ----        ----        ----        ----
1. Earnings

   (a) Income (loss) before Income Taxes, adjusted for
         undistributed income and losses from partnerships .   $118,910    $(53,789)    $ 55,580    $ 68,734    $137,226
   (b) Interest Expense. . . . . . . . . . . . . . . . . . .     49,546       45,760      46,158      52,839      45,254
   (c) One-third of Rental Expense . . . . . . . . . . . . .     23,892       23,665      22,521      20,820      17,425
                                                               --------     --------    --------    --------    --------

       . . . . . . . . . . . . . . . . . . . . . . . . . . .   $192,348     $ 15,636    $124,259    $142,393    $199,905
                                                               --------     --------    --------    --------    --------
                                                               --------     --------    --------    --------    --------
2. Fixed Charges

   (a) Interest Expense. . . . . . . . . . . . . . . . . . .   $ 49,546     $ 45,760    $ 46,158    $ 52,839    $ 45,254
   (b) Preferred Dividends . . . . . . . . . . . . . . . . .          -        3,458       6,591       6,591       6,591
   (c) One-third of Rental Expense . . . . . . . . . . . . .     23,892       23,665      22,521      20,820      17,425
                                                               --------     --------    --------    --------    --------

                                                               $ 73,438     $ 72,883    $ 75,270    $ 80,250    $ 69,270
                                                               --------     --------    --------    --------    --------
                                                               --------     --------    --------    --------    --------

3. Ratio of Earnings to Combined Fixed Charges and
     Preferred Dividends (1 dividend by 2) . . . . . . . . .       2.62        N/M          1.65        1.77        2.89




N/M - Not meaningful as earnings are inadequate to cover the fixed charges by $57,247.

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